Exhibit (a)(1)(D)
Offer to Purchase
Any and all of the Ordinary Shares
of

MARIADB PLC
AT
US$0.55 PER SHARE

BY

MERIDIAN BIDCO LLC
THE OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON 23 JULY 2024, UNLESS THE OFFER PERIOD IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
24 June 2024
To Our Clients:
Enclosed for your consideration are the Amended and Restated Offer Document, dated as of the date hereof (the “Offer Document”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer Document, each as may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Meridian BidCo LLC (“Bidco”), a limited liability company formed in Delaware and an affiliate of K1 Investment Management, LLC (“K1”), as general partner of K5 Capital Advisors, L.P., as general partner of K5 Private Investors, L.P., to purchase any and all of the ordinary shares, par value $0.01 per share, of MariaDB plc (the “MariaDB Shares” and “MariaDB,” respectively), at a price of US$0.55 per Share, to the seller in cash, less any required withholding taxes and without interest (the “Cash Offer”), upon the terms of, and subject to the conditions to, the Offer Document. The description of the offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the offer set forth in the Offer Document and Letter of Transmittal. Capitalized terms used herein but not otherwise defined herein have the definitions ascribed thereto in the Offer Document.
The Offer is being made in furtherance of that certain announcement by Bidco of a firm intention to make the Offer dated 24 April 2024 pursuant to Rule 2.7 of the Irish Takeover Rules. The Offer is being made in accordance with the requirements of the Irish Takeover Rules and pursuant to the US Exchange Act. The Offer Document, the Acceptance Documents and any other documents relating to the Offer have been or will be prepared in accordance with the Irish Takeover Rules and Irish disclosure requirements, format and style, all of which may differ from those in the United States.
We or our nominees are the holder of record of MariaDB Shares held for your account. As such, we are the only ones who can tender your MariaDB Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
We request instructions as to whether you wish us to tender any or all of the MariaDB Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.	You may tender your MariaDB Shares at US$0.55 per MariaDB Share, as indicated in the attached Instruction Form, for cash, less applicable withholding taxes and without interest.
2.	The Offer is being made for all outstanding MariaDB Shares.
3.
The MariaDB board of directors, due to conflicts of interest, recused itself from taking part in the formulation and communication of advice on the Offer to MariaDB Shareholders. Instead, IBI Corporate Finance, which was appointed as independent financial advisor to MariaDB, has, in that capacity, taken responsibility for considering the Offer and formulating an appropriate recommendation to be made to MariaDB Shareholders. IBI Corporate Finance has concluded that the terms of the Cash Offer are fair and reasonable and it would recommend that MariaDB Shareholders should accept the Cash Offer.

4.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on 23 July 2024, unless the Offer is extended by Bidco or earlier terminated.
5.	The Offer is subject to the conditions described in Part 1 of Appendix 1 of the Offer Document. The Offer is not subject to any financing condition.
6.
Tendering shareholders who are tendering MariaDB Shares held in their name or who tender their MariaDB Shares directly to Computershare Trust Company, N.A., the depository for the Offer, will not be obligated to pay any brokerage fees, commissions or similar expenses to Bidco or, except as set forth in the Letter of Transmittal, stock transfer taxes on Bidco’s purchase of MariaDB Shares under the Offer.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON 23 JULY 2024 UNLESS THE OFFER IS EXTENDED.
WHILE MARIADB SHAREHOLDERS HAVE UNTIL THE EXPIRATION TIME TO COMPLETE THEIR TENDERS, IF BIDCO CANNOT DETERMINE, AT THE ACCEPTANCE UNCONDITIONAL TIME (AS IT MAY BE EXTENDED AS DESCRIBED IN THE OFFER DOCUMENT) THAT (I) THE ACCEPTANCE CONDITION HAS BEEN SATISFIED, FULFILLED OR, TO THE EXTENT PERMITTED, WAIVED, AND (II) ALL OTHER CONDITIONS WILL BE SATISFIED, FULFILLED OR, TO THE EXTENT PERMITTED, WAIVED BY THE EXPIRATION TIME, THE OFFER WILL LAPSE AND THERE WILL BE NO POST-ACCEPTANCE UNCONDITIONAL PERIOD.
THEREFORE, MARIADB SHAREHOLDERS ARE STRONGLY ENCOURAGED TO TENDER THEIR MARIADB SHARES AS SOON AS POSSIBLE AND PRIOR TO THE ACCEPTANCE CUT-OFF TIME.
If you wish to have us tender any or all of your MariaDB Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form on the detachable part hereof. If you authorize us to tender your MariaDB Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form. If you have already submitted a properly completed Instruction Form, no further action is necessary to accept the Offer.
The Offer is being made solely under the Offer Document and the Letter of Transmittal and is being made to all holders of MariaDB Shares. The distribution of the Offer Document and the Letter of Transmittal in, into or from certain jurisdictions other than Ireland and the United States may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of the Offer Document and the Letter of Transmittal are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Persons who receive this Offer Document and the Letter of Transmittal (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland or the United States, or who are not resident in Ireland or the United States, will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

INSTRUCTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed Amended and Restated Offer Document, dated 24 June 2024 (the “Offer Document”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer Document, each as may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Meridian BidCo LLC (“Bidco”), a limited liability company formed in Delaware and an affiliate of K1 Investment Management, LLC, as general partner of K5 Capital Advisors, L.P., as general partner of K5 Private Investors, L.P., to purchase any and all of the ordinary shares, par value $0.01 per share, of MariaDB plc (the “MariaDB Shares” and “MariaDB,” respectively), at a price of US$0.55 per Share, to the seller in cash, less any required withholding taxes and without interest (the “Cash Offer”), upon the terms and subject to the conditions set forth in the Offer Document and the Letter of Transmittal.
The undersigned hereby instruct(s) you to tender to Bidco the number of MariaDB Shares indicated on the following page or, if no number is specified, all MariaDB Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to validity, form and eligibility of the surrender of any certificate representing MariaDB Shares submitted on my/our behalf will be determined by Bidco and such determination shall be final and binding. The undersigned confirms receipt of and agrees to be bound by the terms of the Offer and the Letter of Transmittal.

CONSIDERATION PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instructions in the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX BELOW):
SHARES TENDERED AT THE CASH PRICE OF US$0.55 PER SHARE UNDER THE OFFER

By checking ONE of the two boxes below, the undersigned hereby tenders MariaDB Shares at the purchase price of $0.55 per MariaDB Share in accordance with the terms of the Offer.

☐ Mark this box to make a cash election with respect to ALL of your MariaDB Shares.

☐ Mark this box to make a cash election with respect to following number of your MariaDB Shares: .

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.
SIGNATURE

Signature(s):
(Please Print)
Name(s):
(Please Print)
Taxpayer Identification or Social Security No.:

Address(es):
(Include Zip Code)

Phone Number (including Area Code):

Date:
4